UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Exchange of Preferred Shares

On June 15, 2021, holders of OriginClear, Inc.’s (the “Company”) Series G Preferred Stock and Series I Preferred Stock exchanged an aggregate of 15 shares of Series G Preferred Stock and 25 shares of Series I preferred Stock for 40 shares of the Company’s Series R Preferred Stock.

On June 17, 2021, holders of the Company’s Series G Preferred Stock exchanged an aggregate of 75 shares of Series G Preferred Stock for 75 shares of the Company’s Series S Preferred Stock.

On June17, 2021, holders of the Company’s Series I Preferred Stock and Series K Preferred Stock exchanged an aggregate of 50 shares of Series I Preferred Stock and an aggregate of 20 Series K Preferred Stock for 70 shares of the Company’s Series W Preferred Stock.

Conversion of Notes

As previously reported, the Company issued notes to various investors convertible into shares of the Company’s common stock. On June 14, 2021, holders of convertible notes converted an aggregate principal and interest amount of $72,698 into an aggregate of 7,572,727 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Consultant Issuances

Between May 21, 2021 and June 15, 2021, the Company issued to consultants an aggregate of 324,944 shares of the Company’s common stock for services including 240,701 shares of common stock for settlement of prior consulting agreement.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2021, the Board of Directors of the Company, appointed Mr. Prasad Tare as the Company’s Chief Financial Officer (“CFO”). Mr. Tare brings over 15 years of experience in public accounting, financial reporting, risk and internal controls advisory services to OriginClear. His skillset includes company-wide risk assessments to improve focus in critical areas as well as more efficient and effective audit activities. Mr. Tare started his career with PwC India, where he was part of the financial statements assurance teams for various multi-national companies. In 2004, he moved to the United States and since then he has worked for regional and national public accounting and consulting firms, where he led external audit engagements for small, medium and large public companies and helped their management to assess the internal controls environment and implement SOX compliance. Mr. Tare was self-employed as an outsourced director of internal audits from July 2016 to December 2016, director at CBIZ in Clearwater, FL, from January 2017 to March 2019, and chief financial officer of Vertical Global Investments, in Clearwater, FL, from March 2019 to April 2021.  Mr. Tare is based near the Company’s headquarters in Clearwater, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

June 22, 2021	By:	/s/ T. Riggs Eckelberry
	Name:	T. Riggs Eckelberry
	Title:	Chief Executive Officer